UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2012

FAR EAST ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	0-32455	88-0459590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

363 N. Sam Houston Parkway East, Suite 380, Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 598-0470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2012, the Company entered into an Amendment (the “Amendment”) with Bruce N. Huff, the Company’s Chief Financial Officer, to the Amended and Restated Employment Agreement of Bruce N. Huff dated as of June 9, 2010 (the “Agreement”). The Amendment (i) extended the term of the Agreement from April 19, 2012 to January 27, 2016, unless sooner terminated in accordance with the terms thereof and (ii) modified, in part, the definition of Change of Control to provide that a sale of more than 40% of the assets of the Company and its subsidiaries taken as a whole would constitute a Change of Control.

The description of the Amendment set forth herein does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amendment to Amended and Restated Employment Agreement dated January 27, 2012 between Far East Energy Corporation and Bruce N. Huff.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2012

Far East Energy Corporation

By:	/s/ Michael R. McElwrath
Michael R. McElwrath
Chief Executive Officer

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Exhibit Index

Exhibit Number	Description

10.1	Amendment to Amended and Restated Employment Agreement dated January 27, 2012 between Far East Energy Corporation and Bruce N. Huff.

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